UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NATIONAL BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

National Bankshares, Inc. Files Definitive Proxy Materials, Urges Shareholders to Re-Elect Board Nominees

Board Takes Action to More Closely Align Long-Term Incentives with Shareholders Through Compensation Plan Changes

Shareholders Should Return WHITE Proxy Card

BLACKSBURG, VA., March 27, 2023 — National Bankshares, Inc. (the “Company”) (Nasdaq: NKSH) has filed its definitive proxy statement and form of WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s Annual Meeting of Shareholders to be held on May 9, 2023. The Company urged shareholders to vote for the Board of Directors (“Board”) nominees supported by the Company.

“These outstanding directors have earned shareholders’ support by driving a successful strategy and strong results,” said F. Brad Denardo, Chairman of the Board, President and Chief Executive Officer of the Company and its wholly-owned subsidiary bank, The National Bank of Blacksburg. “We urge shareholders to vote for the nominees for the Board that the Company has put forward, and not for those nominated by a dissident shareholder.”

The Company pointed to performance highlights, including:

•	Decades of uninterrupted profitability and increasing dividend payments, including through the financial crisis and the Covid-19 pandemic

•

~870% total shareholder return since January 2000[1], more than 2x the peer group selected by Institutional Shareholder Services (“ISS”), an organization that advises institutional shareholders on how to vote at shareholder meetings

•	Top tier profitability metrics driven by a low-cost, efficient operating model

•	Robust capital and liquidity that provide considerable flexibility and resiliency

•	Low-cost core deposit franchise that provides a buffer against high interest rates

[1]	Source: S&P Capital IQ; Note: Data as of 3/1/2023 to remove volatility related to Silicon Valley Bank and Signature Bank failures

The Nominating Committee of the Board interviewed the nominees put forward by Driver Management Company, LLC, a New York activist investor, and found that they would not bring additive skills or expertise to the Board.

“Now is not the time to overhaul our Board, strategy or approach,” said Denardo. “Our Board is well positioned to manage challenging times and has deep experience through previous periods of market and economic uncertainty. Given the recent volatility the banking sector has seen, replacing seasoned directors with inexperienced ones would be a mistake. This Board has ensured that the Company has ample capital and liquidity, putting us in a strong position to withstand any challenge. We have taken action on items that investors have expressed interest in, including returning capital to shareholders and evolving our compensation program. We will remain open to any ideas from shareholders on how we can best drive long-term value.”

The Company also proposed that shareholders approve a new stock incentive plan, which will support changes to the compensation structure for senior management and the Board. This proposal, which was based on feedback from shareholders and ISS, would allow the Company to implement Board-approved changes to the current compensation program from an all-cash framework to one where senior management are compensated in part with Company stock based on achievement of certain target performance metrics. The Board would also be compensated partly in Company stock instead of all-cash.

“We’ve created a compensation plan that even more closely aligns the interests of shareholders, the Board and senior executives,” said Denardo. “We appreciate hearing from investors on this topic and have taken action that incorporates shareholders’ suggestions. We urge shareholders to support approval of the stock incentive plan when they vote their proxy card.”

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 24 full-service offices, primarily in southwest Virginia, and three loan production offices. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.”

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Important Additional Information

The Company filed a definitive proxy statement (the “Proxy Statement”), containing a form of white universal proxy card, with the SEC on March 24, 2023 in connection with its upcoming 2023 Annual Meeting of Shareholders. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company, its directors and its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the 2023 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is included in the Proxy Statement. To the extent holdings of the Company’s securities by our directors and executive officers reported in the Proxy Statement have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies of the Company’s SEC filings are also available at no charge on the Company’s website at www.nationalbankshares.com.

Company Contact:
F. Brad Denardo
(540) 951-6213
bdenardo@nbbank.com

Investor Contact:	Media Contact:
William P. Fiske, Georgeson LLC	Andrew Wilson, DrivePath Advisors
(212) 440-9128	(773) 425-4991